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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) July 22, 1997

                              GB FOODS CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                       1-10576                33-0403086
(State or other jurisdiction of      (Commission File          (IRS Employer
incorporation or organization)            Number)            Identification No.)

 23 CORPORATE PLAZA, SUITE 246
   NEWPORT BEACH, CALIFORNIA                                        92660
(Address of Principal Executive Office)                          (Zip Code)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (714) 640-6004

                        ---------------------------------

ITEM 1. CHANGES IN CONTROL REGISTRANT.

     On July 22, 1997, Fidelity National Financial, Inc. ("Fidelity") purchased 1,000,000 shares of Common Stock of GB Foods Corporation (the "Registrant") from William M. Theisen ("Theisen"), the Registrant's Chief Executive Officer and principal stockholder, for a purchase price of $5,000,000 cash. Fidelity also purchased Common Stock Purchase Warrants ("Warrants") from Theisen pursuant to which Fidelity has the right to acquire 2,500,000 shares of Registrant's Common Stock, of which 1,500,000 are immediately exercisable at $5.00 per share (the "$5.00 Warrants") and 1,000,000 are immediately exercisable at $7.00 per share (the "$7.00 Warrants"). The $5.00 Warrants were purchased for $600,000 cash and expire November 23, 2002; the $7.00 Warrants were purchased for $100,000 cash and expire May 1, 2005.

     Mr. Theisen retained 269,826 shares and 500,000 of the $5.00 Warrants.

     In a separate transaction, Fidelity also acquired 1,000,000 Warrants exercisable at $7.50 per share (the "7.50 Warrants") from McGrath, North, Mullin & Kratz, P.C. The purchase price of the $7.50 Warrants was $100,000 cash. The $7.50 Warrants expire May 1, 2005.

     As a result of the purchase of the Shares and the Warrants, Fidelity beneficially owns 45.7% of the Registrant, based on 6,440,414 shares outstanding and including the Warrants pursuant to which Fidelity has the right to acquire an additional 3,500,000 shares.

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ITEM 5. OTHER EVENTS.

     As a condition to the Theisen-Fidelity agreement, the Board of Directors of the Registrant adopted resolutions to redeem the Registrant's Stockholder Rights Plan at a redemption price of $.001 per share of Common Stock to which the rights are attached.

     In connection with the agreement with Fidelity, Mr. Theisen resigned as Chief Executive Officer and a Director of the Registrant, George J. Kubat resigned as Chief Financial Officer and a Director, and Michael J. Scherr resigned as a Director.

     Filling the vacancies on the Registrant's Board of Directors are William
P. Foley, II, Frank P. Willey, and Andrew F. Puzder. Mr. Foley is the Chairman and Chief Executive Officer of Fidelity and CKE Enterprises, Inc. ("CKE"), and is Chairman and a Director of Checker's Drive-In Restaurants, Inc., and a Director of Rally's Hamburger's, Inc. Mr. Willey is President and a Director of Fidelity and a Director of CKE. Mr. Puzder is Executive Vice President/General Counsel of Fidelity and CKE.

     On August 4, 1997, Mr. Foley was elected Chairman of the Board, Mr. Puzder was elected Chief Executive Officer, Gary R. Nelson was elected Chief Financial Officer, and M'Liss Kane was elected Secretary of the Registrant. Mr. Nelson is Vice President and Ms. Kane is the Secretary, Senior Vice President and Corporate Counsel of Fidelity.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     7.1 Stock and Warrant Purchase Agreement dated July 20, 1997 by and between Fidelity National Financial, Inc., William M. Theisen, and GB Foods Corporation.

     7.2 Warrant Purchase Agreement dated July 20, 1997 by and between Fidelity National Financial, Inc., McGrath, North, Mulin & Kratz, P.C., and GB Foods Corporation.

     7.3 Warrant Agreement and Warrant Certificate for 1,500,000 Warrants exercisable at $5.00 per share dated July 21, 1997 by and between Fidelity National Financial, Inc. and GB Foods Corporation.

     7.4 Warrant Agreement and Warrant Certificate for 1,000,000 Warrants exercisable at $7.00 per share dated July 21, 1997 by and between Fidelity National Financial, Inc. and GB Foods Corporation.

     7.5 Warrant Agreement and Warrant Certificate for 1,000,000 Warrants exercisable at $7.50 per share dated July 21, 1997 by and between Fidelity National Financial, Inc. and GB Foods Corporation.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GB FOODS CORPORATION

Date: August 4, 1997                    By:
                                            ___________________________________
                                            Bruce Haglund, SECRETARY


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